EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 12, 2005 accompanying the consolidated financial statements of Xponential, Inc. appearing in the Annual Report of the Company to its stockholders on Form 10-KSB for the year ended June 30, 2005. We consent to the incorporation by reference of said report in the Registration Statements of Xponential, Inc. on Forms S-8 (File Nos. 333-104575 and 333-104576).

GRANT THORNTON, LLP

Dallas, Texas
September 28, 2005